Exhibit 4(e)
EXECUTION COPY
FIRST AMENDMENT
          FIRST AMENDMENT, dated as of March 2, 2006 (this “First Amendment”), to the Revolving Credit Agreement (the “Credit Agreement”), dated as of July 21, 2005, by and among The Scotts Miracle-Gro Company, an Ohio corporation (the “Borrower”), the Subsidiary Borrowers from time to time parties to this agreement, the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), the Syndication Agents and Documentation Agents named therein, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
W I T N E S S E T H :
          WHEREAS, the Borrower has requested that the Credit Agreement be amended as provided herein;
          WHEREAS, the Lenders and the Administrative Agent are willing to agree to such amendments to the Credit Agreement, subject to the terms and conditions set forth herein;
          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:
     1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.
     2. Amendment to Subsection 1.1 (Definitions). The definition of “Sold Receivables” in subsection 1.1 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following new definition:
     “Sold Receivables” shall mean Receivables originated by the Borrower or its Subsidiaries (including any related assets) sold to a Receivables Subsidiary or any other Person pursuant to and securing obligations under any Receivables Purchase Facility in an amount not to exceed $200,000,000, at any time outstanding.
     3. Amendment to Subsection 7.6 (Limitation on Restrictions on Subsidiary Distributions). Subsection 7.6 of the Credit Agreement is hereby amended by inserting “(other than a Receivables Subsidiary in connection with a Receivables Purchase Facility)” following “which is not a Subsidiary Guarantor”.
     4. Representations and Warranties. On and as of the date hereof, and after giving effect to this First Amendment, each of the Borrower and the Subsidiary Borrowers hereby confirms, reaffirms and restates the representations and warranties set forth in Section 4 of the Credit Agreement mutatis mutandis, and to the extent that such representations and warranties expressly relate to a specific earlier date in which case it hereby confirms, reaffirms and restates such representations and warranties as of such earlier date.
     5. Conditions to Effectiveness. This First Amendment shall become effective as of the date set forth above upon the receipt by the Administrative Agent of counterparts of this First Amendment, duly executed and delivered by the Administrative Agent, the Borrower, each Subsidiary Borrower and the Required Lenders.

     6. Continuing Effect; No Other Amendments. Except as expressly amended or waived hereby, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute an amendment of, or an indication of any Lender’s willingness to amend or waive, any other provisions of the Credit Agreement or the same subsections for any other date or time period (whether or not other provisions or compliance with such subsections for another date or time period are affected by the circumstances addressed in this First Amendment).
     7. Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable costs and expenses incurred in connection with the preparation and delivery of this First Amendment, including, without limitation the reasonable fees and disbursements of counsel to the Administrative Agent.
     8. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     9. Counterparts. This First Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

THE SCOTTS MIRACLE-GRO COMPANY
By:	/s/ Christopher L. Nagel
	Name:	Christopher L. Nagel
	Title:	Executive Vice President and CFO

HYPONEX CORPORATION
By:	/s/ Edward R. Claggett
	Name:	Edward R. Claggett
	Title:	Vice President and Assistant Secretary

SCOTTS AUSTRALIA PTY. LTD.
By:	/s/ Edward R. Claggett
	Name:	Edward R. Claggett
	Title:	Director

SCOTTS CANADA LTD.
By:	/s/ Edward R. Claggett
	Name:	Edward R. Claggett
	Title:	Vice President & Assistant Secretary

SCOTTS HOLDINGS LIMITED
By:	/s/ Edward R. Claggett
	Name:	Edward R. Claggett
	Title:	Director

SCOTTS MANUFACTURING COMPANY
By:	/s/ Christopher L. Nagel
	Name:	Christopher L. Nagel
	Title:	Executive Vice President and CFO

EG SYSTEMS, INC.
By:	/s/ Edward R. Claggett
	Name:	Edward R. Claggett
	Title:	Vice President & Assistant Secretary

SCOTTS TEMECULA OPERATIONS, LLC
By:	/s/ Christopher L. Nagel
	Name:	Christopher L. Nagel
	Title:	Executive Vice President and CFO

THE SCOTTS COMPANY (UK) LTD.
By:	/s/ Edward R. Claggett
	Name:	Edward R. Claggett
	Title:	Director

SCOTTS TREASURY EEIG
By:	/s/ Brian K. Weyer
	Name:	Brian K. Weyer
	Title:	Manager

THE SCOTTS COMPANY LLC
By:	/s/ Christopher L. Nagel
	Name:	Christopher L. Nagel
	Title:	Executive Vice President and CFO

SMITH & HAWKEN, LTD.
By:	/s/ Christopher L. Nagel
	Name:	Christopher L. Nagel
	Title:	Executive Vice President and CFO

SMG GROWING MEDIA, INC.
By:	/s/ Christopher L. Nagel
	Name:	Christopher L. Nagel
	Title:	Executive Vice President and CFO

GUTWEIN & CO., INC.
By:	/s/ Edward R. Claggett
	Name:	Edward R. Claggett
	Title:	Vice President & Assistant Secretary

Signature Page to the First Amendment to
The Scotts Miracle-Gro Company
Revolving Credit Agreement
..

JPMORGAN CHASE BANK, as Administrative Agent and as a Lender
By:	/s/ Randolph Cates
	Name:	Randolph Cates
	Title:	Vice President

BANK OF AMERICA, N.A.
By:	/s/ Sharon Burks Horos
	Name:	Sharon Burks Horos
	Title:	Vice President

BANK OF MONTREAL
By:	/s/ Ben Ciallelia
	Name:	Ben Ciallelia
	Title:	Vice President

BNP PARIBAS
By:	/s/ Andrew Strait
	Name:	Andrew Strait
	Title:	Managing Director

By:	/s/ Chris Grumboski
	Name:	Chris Grumboski
	Title:	Director

CALYON NEW YORK BRANCH
By:	/s/ Lee E. Greve
	Name:	Lee E. Greve
	Title:	Managing Director

By:	/s/ Joseph Philbin
	Name:	Joseph Philbin
	Title:	Director

Signature Page to the First Amendment to
The Scotts Miracle-Gro Company
Revolving Credit Agreement
..

CITICORP NORTH AMERICA, INC.
By:	/s/ Richard M. Levin
	Name:	Richard M. Levin
	Title:	Director

CITIZENS BANK OF PENNSYLVANIA
By:	/s/ Dwayne R. Finney
	Name:	Dwayne R. Finney
	Title:	Senior Vice President

COBANK, ACB
By:	/s/ S. Richard Dill
	Name:	S. Richard Dill
	Title:	Vice President

COMERICA BANK
By:	/s/ Scott M. Kowalski
	Name:	Scott M. Kowalski
	Title:	Assistant Vice President

COOPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL” New York Branch
By:	/s/ Peter Duncan
	Name:	Peter Duncan
	Title:	Executive Director

By:	/s/ Andrew Sherman
	Name:	Andrew Sherman
	Title:	Counsel/Executive Director

Signature Page to the First Amendment to
The Scotts Miracle-Gro Company
Revolving Credit Agreement
..

FARM CREDIT BANK OF TEXAS
By:	/s/ Luis Requejo
	Name:	Luis Requejo
	Title:	Vice President

FIFTH THIRD BANK, AN OHIO BANKING CORPORATION
By:	/s/ Christopher D. Jones
	Name:	Christopher D. Jones
	Title:	Vice President

FORTIS CAPITAL CORP.
By:	/s/ John W. Deegan
	Name:	John W. Deegan
	Title:	Senior Vice President

FORTIS CAPITAL CORP.
By:	/s/ Michiel Van der Voort
	Name:	Michiel Van der Voort
	Title:	Managing Director

HARRIS N.A.
By:	/s/ John Stichnoth
	Name:	John Stichnoth
	Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION
By:	/s/ Ted Lape
	Name:	Ted Lape
	Title:	SVP

Signature Page to the First Amendment to
The Scotts Miracle-Gro Company
Revolving Credit Agreement
..

NATIONAL CITY BANK
By:	/s/ Thomas E. Redmond
	Name:	Thomas E. Redmond
	Title:	Senior Vice President

PEOPLE’S BANK
By:	/s/ George F. Paik
	Name:	Thomas E. Redmond
	Title:	Vice President

SCOTIABANC INC.
By:	/s/ William E. Zarrett
	Name:	William E. Zarrett
	Title:	Managing Director

SCOTIABANK EUROPE PLC
By:	/s/ David Willis
	Name:	David Willis
	Title:	Associate Director

SUMITOMO MITSUI BANKING CORPORATION
By:	/s/ Yoshihiro Hyakutome
	Name:	Yoshihiro Hyakutome
	Title:	General Manager

Signature Page to the First Amendment to
The Scotts Miracle-Gro Company
Revolving Credit Agreement

SUNTRUST BANK
By:	/s/ Heidi M. Khambatta
	Name:	Heidi M. Khambatta
	Title:	Director

THE BANK OF NEW YORK
By:	/s/ Kenneth R. McDonnell
	Name:	Kenneth R. McDonnell
	Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ LTD., NEW YORK BRANCH
By:	/s/ Maria Ferradas
	Name:	Maria Ferradas
	Title:	Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ Trust Company
By:	/s/ Maria Ferradas
	Name:	Maria Ferradas
	Title:	Vice President

THE NORTHERN TRUST COMPANY
By:	/s/ David Graham
	Name:	David Graham
	Title:	Commercial Banking Officer

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Robert H. Friend
	Name:	Robert H. Friend
	Title:	Vice President